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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) December 19, 2002

TULLY'S COFFEE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Washington	0-26829	91-1557436
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3100 Airport Way South, Seattle, Washington 98134
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (206) 233-2070

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD

        At our annual shareholders meeting held on December 19, 2002, we announced that our comparable sales for the quarter to date period through December 15, 2002 (11 weeks) increased 0.3% compared to the same prior year period.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TULLY'S COFFEE CORPORATION
Date: December 19, 2002	By:	/s/ Kristopher S. Galvin
Kristopher S. Galvin Vice President and Chief Financial Officer

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